Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

MESA LABORATORIES, INC.

ARTICLE ONE

~~ARTICLE ONE~~

OFFICES

The principal office of Mesa Laboratories, Inc. (the ~~corporation~~ “Corporation”) shall be in the State of Colorado. The ~~corporation~~Corporation may also have offices at such other places within or without the State of Colorado as the Board of Directors may from time to time determine or the business of the ~~corporation~~Corporation may require.

ARTICLE TWO

~~ARTICLE TWO~~

MEETINGS OF SHAREHOLDERS

Section 2-1 ~~Section 2-1.~~ Place of Meetings. Meetings of shareholders shall be held at the principal office of the ~~corporation~~Corporation or at such other place within or without the State of Colorado as the Board of Directors (the “Board”, and each member of the Board, a “Director”) shall authorize.

Section 2-2 ~~Section 2-2.~~ Annual Meeting. An annual meeting of the shareholders shall be held, on a date determined by the Board ~~of Directors~~, when the shareholders shall elect Directors and transact such other business as may properly come before the meeting.

Section 2-3 ~~Section 2-3.~~ Special Meetings. Special meetings of the shareholders may be called by the Board ~~of Directors~~ or by the President, and shall be called by the President or the Secretary at the request of a majority of the Board, or ~~at~~if the ~~request, in writing, by shareholders owning not less than ten percent of the voting shares issued and outstanding. Such request and the notice of~~ Corporation receives a demand for a meeting ~~issued pursuant thereto shall state~~, stating the purpose or purposes ~~of the~~for which it is to be held, signed and dated by the holders of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice, provided that the Board may submit its own proposals for consideration at any special meeting.

Section 2-4  ~~Section 2-4.~~ Fixing Record Date for Meetings.

~~Section 1-1-1~~Section 2-4-1 Record Date. For the purpose of determining the shareholders ~~qualified or~~ of record of the Corporation’s stock who are entitled to notice of ~~or to vote at any meeting~~meetings of shareholders ~~or any~~ and to vote at a meeting or adjournment thereof, ~~or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders qualified or entitled to receive payment of any dividend or the allotment of any rights, or for any other proper purpose,~~ the Board ~~of Directors shall~~may fix~~, in advance,~~ a date as the record date for ~~any~~ such determination of shareholders~~. Such~~, such date ~~shall~~ in any case to be not more than ~~fifty~~70 days nor less than ~~ten~~10 days ~~before~~ in advance of the ~~date of such~~ meeting. If no record date is fixed by the Board for such determination of the shareholders of record, the ~~record date for any such purpose shall be ten days before the date~~ date on which notice of ~~such~~the meeting ~~or action. When~~is mailed shall be the record date for such determination of ~~qualified or entitled~~ shareholders.

Section 2-4-2 Adjournment. When a determination of shareholders entitled to vote at any meeting has been made, as provided ~~above~~in this Section, such determination shall ~~also~~ apply to any ~~adjourned meeting, except where transfer of stock to a new holder has been entered on the transfer books of the corporation after the original meeting was adjourned and at least ten days before the date of such adjourned~~adjournment of such meeting.

Section 2-4-3 ~~Section 2-5.~~ Record Date for Determining Shareholders Entitled to Call a Special Meeting of Shareholders. In order to determine the shareholders entitled to call a special meeting of shareholders, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 30 days after the date upon which the resolution fixing the record date is adopted by the Board. Any shareholder of record seeking to call such a special meeting shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 30 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 2-4-3). If no record date has been fixed by the Board pursuant to the first sentence of this Section 2-4-3 or otherwise within 30 days of the date on which such a request is received, the record date for determining shareholders entitled to call a special meeting of Shareholders shall be the close of business on the 30th day after such a request is received by the Secretary.

Section 2-5 Notice of Meetings of Shareholders. Written notice shall be delivered by the Corporation either personally, by mail, electronic transmission, or other ~~suitable means~~permitted method to each shareholder entitled to vote at any meeting of the shareholders. Such notice shall be delivered not less than ~~ten~~10 nor more than ~~fifty~~60 days before the date of the ~~meeting. The notice of each~~ meeting ~~shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. The notice shall indicate~~ ; except that ~~it is being issued by or at the direction of the officer or other persons calling the meeting. Unless the Board of Directors shall fix a new record date for an adjourned meeting,~~ , if the number of authorized shares is to be increased, at least 30 days’ notice ~~of such adjourned meeting need not be given if the time and place to which the meeting~~ shall be ~~adjourned were announced~~given.

The notice shall specify (i) the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting), (ii) the place, if any, date and time of such meeting, (iii) the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote ~~at which the adjournment is taken~~such meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called and (v) such other information as may be required by applicable law or as may be deemed appropriate by the Board, the Chairman of the Board or the President or the Secretary of the Corporation.

~~Section 2-6. Waivers.~~Except where otherwise required by law, notice need not be given of any adjourned meeting of the shareholders.

Section 2-6 Waiver of Notice. Notice of meeting need not be given to any shareholder who signs, either in person or by proxy and whether before or after the meeting, a waiver of notice. The attendance, whether in person or by proxy, of any shareholder at a meeting without protesting the lack of or defective notice of the meeting ~~prior to~~at the ~~conclusion~~beginning of ~~such~~the meeting shall constitute a waiver of notice by such shareholder.

Section 2-7  ~~Section 2-7.~~ Quorum of Shareholders.

Section 2-7-1          ~~Section 2-7-1. A~~Except as otherwise provided by law or by the Articles of Incorporation of the C orporati on (th e “ Articles of Incorporation”), a majority of the outstanding shares of the ~~corporation~~Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of any business; provided, however, that when a specified item of business is required to be voted on by a class or classes, representatives of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. ~~Unless otherwise required by law, the vote of a majority of the shares present at the time of a vote, if a quorum is or has been present, shall be the act of the shareholders.~~

Section 2-7-2          ~~Section 2-7-2.~~ If less than a majority of the outstanding shares entitled to vote thereat are represented at a meeting, or for any valid business reason at a meeting where such majority is present, a majority in interest of the shareholders present may adjourn the meeting from time to time to a fixed date without further notice as to the time and place of such adjourned meeting, but each adjournment shall be for a period not in excess of ~~sixty~~60 days. At any such adjourned meeting at which a quorum shall be present or represented, only such business may be transacted which might have been transacted at a meeting as originally scheduled, unless all shares are represented and do not object.

Section 2-7-3          ~~Section 2-7-3.~~ When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder and those remaining may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless otherwise provided in the Articles of Incorporation or unless a new record date is or shall be set for that adjourned meeting.

Section 2-8 ~~Section 2-8.~~ Proxies. Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him/her by proxy. Every proxy must be signed by the shareholder or his/her attorney-in-fact and ~~delivered to~~received by the secretary of the meeting prior to or during the roll call~~, or be returned to the corporation with the signed consent to action without a meeting.~~. No proxy shall be valid after the expiration of eleven months from the date thereof unless ~~otherwise~~ provided ~~in the proxy~~by law. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

Section 2-9      ~~Section 2-9.~~ Voting.

Section 2-9-1 Each shareholder shall have one vote for each share issued and outstanding which is registered in such shareholder’s name on the books of the ~~corporation~~Corporation, except as otherwise provided in the Articles of Incorporation or the Colorado Business Corporation Act (the “Act”) and except where the transfer books of the ~~corporation~~Corporation shall have been closed or a date shall have been fixed as a record date for the determination of shareholders entitled to vote prior to such shareholder becoming a shareholder.

Section 2-9-2 At any meeting at which directors are to be elected, so long as a quorum is present, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board. Except as otherwise provided by applicable law, the rules and regulations of any stock exchange applicable to the Corporation, the Articles of Incorporation, or these Bylaws, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the shareholders. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the shareholders.

Section 2-9-3 A complete list of shareholders entitled to vote at such meeting of the shareholders or any adjournment thereof, setting forth the number of voting shares held by each shareholder, shall be prepared by the ~~Secretary or the transfer agent of the corporation who shall have charge of the stock ledger and stock transfer books of the corporation.~~Corporation. The shareholders’ list shall be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation’s principal office or at a place identified in the notice of the meeting in the city in which the meeting will be held. Except as otherwise provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the shareholders.

~~Section 2-10. Written Consent of Shareholders. Any action that may be taken by vote may be taken without a meeting on the written consent setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon.~~

Section 2-10 ~~Section 2-11. Inspectors. The Board may, in~~ Administration of the Meeting.

Section 2-10-1 Meetings of shareholders shall be presided over by the chairman of the Board or, in the absence thereof, by such person as the chairman of the Board shall appoint, or, in the event that the chairman shall fail to make such appointment, any officer of the Corporation elected by the Board. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 2-10-2 The Board shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting.

Section 2-10-3 The Board in advance of any meeting of shareholders~~,~~ may appoint one or more inspectors of election to act at ~~such~~that meeting or any adjournment thereof. If ~~the~~ inspectors ~~shall~~ of election are not ~~be~~ so appointed ~~or if any of them shall fail to appear or act~~, the chairman of the meeting may appoint one or more inspectors~~.~~ of election. Each inspector~~, before entering upon the discharge of his/her duties,~~ of election shall take and sign an oath faithfully to execute the duties of inspector of election at such meeting with strict impartiality and according to the best of his~~/her ability. The inspectors shall~~ or her ability. If appointed, inspectors of election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 2-11 Notice of Shareholder Business and Nominations.

Section 2-11-1 Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board and the proposal of other business to be considered by the shareholders at an annual meeting of shareholders may be made only (a) pursuant to the Corporation’s noti ce of meeti ng (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) by any shareholder of the Corporation who (i) was a shareholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in these Bylaws as to such business or nomination; Section 2-11-1 of these Bylaws shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of the shareholders.

(2) For any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 2-11-1 of these Bylaws, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action under the Act. To be timely, a shareholder’s noti ce shall be deli vered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 90th day and not later than the close of business on the 80th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 80th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s noti ce as described above. To be in proper form, a shareholder’s notice (whether given pursuant to this Section 2-11-1(2) or Section 2-11-2) to the Secretary of the Corporation must:

(a) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such ben eficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock or other securities of the Corporation or otherwise ( a “ Derivative Instrument”), directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares or other securities of the Corporation, (C) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) held by such shareholder or beneficial owner, (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments or short interests held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date), (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (v) a representation as to whether such shareholder or any such beneficial owner intends or is part of a group that intends to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outst anding stock required to approve or adopt the proposal or to elect each such nominee or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The information required under clauses (a)(i) and (ii) of the preceding sentence of this Section 2-11-1(2) shall be supplemented by such shareholder and any such beneficial owner not later than ten days after the record date for notice of the meeting to disclose such information as of such record date;

(b) if the notice relates to any business other than a nomination of a Director or Directors that the shareholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(c) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated ther eunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant; and

(d) with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 2-11-3(5) of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the ~~number of shares outstanding and the voting power of each,~~eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of Section 2-11-1(2) of these Bylaws to the contrary, in the event that the number of ~~shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and~~ Directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

Section 2-11-2 Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s noti ce of me eti ng. N omi nati ons of persons for electi on to the Boa rd may be made at a special meeting of shareholders at which Directors are to be elected pursuant to a notice of meeting (a) by or at the direction of the Board or any committee thereof or (b) provided, that the Board has determined that Directors shall be elected at such meeting, by any shareholder of the Corporation who (i) is a shareholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in these Bylaws. In the event a special meeting of shareholders is called for the purpose of electing one or more Directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s noti ce o f m eeting, if the shareholder’s noti ce r equired b y Section 2-11-1(2) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2-11-3(5) of these Bylaws) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 80th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

Section 2-11-3 General.

(1) Only such persons who are nominated by shareholders in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting by shareholders in accordance with the procedures set forth in this Section 2-11. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine ~~all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents,~~whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release issued by the Corporation using its ordinary course distribution methods or any other methods reasonably designed to provide broad, non-exclusionary distribution of the information to the public, including by disclosure in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2-11-1(1)(c) or Section 2-11-2 of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock of the Corporation if and to the extent provided for under applicable law, the Articles of Incorporation or these Bylaws.

(4) The Corporation may require any proposed shareholder nominee for Director to furnish such other information as it may reasonably require to determine the ~~result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge,~~eligibility of such proposed nominee to serve as a Director of the Corporation and to serve on standing committees of the Board. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) making a nomination or proposal under this Section 2-11 does not appear at a meeting of shareholders to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 2-11, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(5) To be eligible to be a nominee for election or reelection as a Director of the Corporation, if requested by the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2-11 of these Bylaws) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request ~~or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as an inspector of an election of Directors. Inspectors need not be shareholders.~~) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE THREE

~~ARTICLE THREE~~

DIRECTORS

~~Section 3-1.~~ Board of Directors.~~The~~ Except as otherwise provided in the Articles of Incorporation or the Act, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the ~~corporation~~Corporation shall be managed ~~by~~ under the direction of a Board comprised of a number of Directors~~, consisting in the range of six~~ as shall be fixed by the Board from time to ~~twelve members, each of whom~~time, who shall be at least ~~twenty-one~~21 years of age.

Section 3-1 ~~Section 3-2. Election and Term of~~ In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders. Directors~~.At each~~ shall be elected at the annual meeting of ~~shareholders,~~ the shareholders ~~shall elect Directors. Each~~and each Director shall hold office until the next annual meeting and until ~~a~~his or her successor ~~has been~~is elected and ~~qualified,~~qualifies or ~~until~~ his~~/~~ or her ~~death,~~earlier resignation or removal.

Section 3-2 ~~Section 3-3.~~ Newly Created Directorships and Vacancies. Newly created ~~directorships~~Directorships resulting from an increase in the number of Directors or vacancies occurring in the Board for any reason may be filled by a vote of a majority of the Directors then in office, even though less than a quorum may exist, unless otherwise provided in the Articles of Incorporation. A Director chosen to fill a position resulting from an increase in the number of Directors shall hold office until the next annual meeting of shareholders and until a successor shall have been elected and qualified, or until his/her earlier death, resignation or removal. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his/her predecessor.

Section 3-3 ~~Section 3-4.~~ Resignation and Removal. A Director may resign at any time by giving written notice to the ~~Board, the President, or the Secretary of the corporation~~Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the ~~Board or such officer~~Corporation, and the acceptance of the resignation shall not be necessary to make it effective. Any Director may be removed at any time, ~~with or without cause by a majority vote of the entire Board~~as provided by the Act, these Bylaws, and the Articles of Incorporation.

Section 3-4 ~~Section 3-5.~~ Quorum of Directors. A majority of the entire Board ~~of Directors~~ shall constitute a quorum for the ~~transact ion~~transaction of business or of any specified item of business.

Section 3-5 ~~Section 3-6.~~ Action of the Board of Directors. Unless otherwise required by law, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board ~~of Directors.~~. Each Director present shall have one vote regardless of the number of shares, if any, which the Director may hold.

Section 3-6      ~~Section 3-7.~~ Place and Time of Board Meetings, Adjournment.

Section 3-6-1          ~~3-7-1.~~ The Board ~~of Directors~~ may hold its meetings at the office of the ~~corporation~~Corporation or at such other places, either within or without the State of Colorado, as it may from time to time determine. ~~Notice of any meeting must be given either verbally by telephone, by certified mail or by e-mail not less than five days before the meeting, and said notice shall contain the date, place and purpose of the meeting.~~ Regular meetings of the Board shall be held at such times as are fixed from time to time by the Board or the President. Special meetings may be held at any time upon call of the Chairman of the Board, the President, the Secretary, or at least two Directors. A meeting of the Board shall be held without notice immediately following the annual meeting of the shareholders. Notice of a special meeting of the Board shall be given at least 24 hours in advance of the meeting either verbally by telephone, by courier, certified mail, or e-mail; provided, however, that a shorter period of notice is permissible if deemed reasonable in the circumstances by the person calling the meeting. Notice of a meeting of the Board need not state the purpose of or the business to be transacted at such meeting.

If the notice is (i) delivered personally by hand, by courier or by telephone, or (ii) sent by e-mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting (or earlier as permitted in the above paragraph). Any verbal notice may be communicated either to the Director or to a person at the office of the Director who the person giving notice has reason to believe will promptly communicate such notice to the Director.

Notice of a meeting need not be given to any Director who submits a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice.

Section 3-6-2          ~~3-7-2.~~ A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all Directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.

Section 3-7 ~~Section 3-8.~~ Meeting by Conference Telephone. Members of the Board ~~of Directors~~, or any committee designated by such Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

~~Section 3-9. Regular Annual Meeting. A regular annual meeting of the Board of Directors shall be held either immediately prior to or following the annual meeting of shareholders at the place of such annual meeting of shareholders.~~

~~Section 3-10. Special meetings of the Board. Special meetings of the Board shall be held upon notice to the Directors and may be called by request of the Chairman of the Board, the President, the Secretary, or at least two Directors, upon five days' notice to each Director either verbally by telephone, by certified mail or by e-mail.~~

Section 3-8 ~~Section 3-11. Chairman. At all meetings of the Board of Directors~~Chairman. At all meetings of the Board, the Chairman of the Board, if one has been elected, shall preside. In the absence of a Chairman, the President, or the next highest officer shall preside. In the event there be two or more persons of equal title, a chairman chosen by the Board shall preside.

Section 3-9 ~~Section 3-12.~~ Committees. The Board shall designate an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, and whatever other committees the Board deems advisable, each of which shall have and may exercise the powers and authority of the Board to the extent provided in the charters of each committee ~~duely~~duly adopted by the Board. The Committee chairperson and the members of each committee shall be elected by the Board and shall serve until their successors are elected, or their earlier resignation or removal.

Section 3-10 ~~Section 3-13.~~ Compensation. Compensation of Directors shall be as recommended by the Compensation Committee of the Board and approved by the Board.

Section 3-11 ~~Section 3-14.~~ Presumption of Assent. A Director of the ~~corporation~~Corporation who is present at a meeting of the Board ~~of Directors~~ at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the Director ~~shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action~~takes requisite action set forth in Section 7-108-205(4) of the Act.

Section 3-12 ~~Section 3-15.~~ Written Consent of Directors. Any action that may be taken by vote may be taken without a meeting ~~on~~by written consent setting forth the action so taken, signed by all the Directors entitled to vote thereon, and received by the President or Secretary.

ARTICLE FOUR

~~ARTICLE FOUR~~

OFFICERS

Section 4-1      ~~Section 4-1.~~ Offices, Election and Term of Office.

Section 4-1-1          ~~Section 4-1-1.~~ The Board ~~of Directors~~ shall elect, by affirmative vote of the majority of the entire Board, the officers of the Corporation which shall be a President~~, one~~ (or ~~more Vice-Presidents,~~Chief Executive Officer), a Secretary ~~and~~, a Treasurer, and such other officers~~, including a Chairman of the Board,~~ as the Board from time to time may determine, who shall have such duties, powers and functions as hereinafter provided. The Chairman of the Board shall be chosen from among the Directors and may be an officer of the Corporation if the Board so directs.

Section 4-1-2            ~~Section 4-1-2.~~ All officers that are elected shall hold office at the pleasure of the Board.

Section 4-2  ~~Section 4-2.~~ Removal, Resignation, Compensation, Etc.

Section 4-2-1            ~~Section 4-2-1.~~ Any officer elected by the Board may be removed by the Board at any time with or without cause.

Section 4-2-2            ~~Section 4-2-2.~~ In the event of the death, resignation or removal of an officer, the Board in its discretion may elect a successor to fill the unexpired term.

Section 4-2-3            ~~Section 4-2-3.~~ Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 4-2-4            ~~Section 4-2-4.~~ The compensation of all officers shall be fixed by the Board from time to time.

~~Section 4-3. Chairman of the Board. The Chairman of the Board, if any, shall, if present, preside at each meeting of the Board of Directors, shall be an ex officio member of all committees of the Board, and shall perform all such duties as may from time to time be assigned by the Board of Directors.~~

~~Section 4-4.~~ President. The President shall be the principal executive officer of the ~~corporation~~Corporation and, subject to the control of the Board ~~of Directors~~, shall in general, supervise and control the business and affairs of the ~~corporation. The President may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.~~Corporation. In general, the President shall perform all duties ~~incident to the office and such other duties as may be prescribed by the Board of Directors from time to time.~~

Section 4-3 ~~Section 4-5. Succession. In the absence of the President or in the event of his/her death, inability or refusal to act, the Board of Directors shall designate who shall perform the duties of the President, and when so acting, shall~~ and have all ~~the~~ powers ~~of and be subject to all the restrictions upon the President.~~ that are delegated to such officer from time to time by the Board or that are incident to the office of chief executive.

Section 4-4 ~~Section 4-6.~~ Secretary. The Secretary or designee shall attend all meetings of the Board ~~of Directors~~ and of the shareholders and record all votes and minutes of all proceedings ~~in a book or books to be kept for that purpose. The Secretary shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized, and shall~~ . The Secretary shall keep all the documents and records of the ~~corporation~~Corporation as required by law or otherwise in a proper and safe manner. ~~When required the Secretary shall prepare or cause to be prepared and available at each meeting of shareholders entitled to vote thereat, a list of shareholders indicating the number of shares of each respective class held by each. In general, the~~ In general, the Secretary shall perform all duties that are incident to the office of Secretary and such other duties as may be prescribed from time to time by the President or the Board ~~of Directors~~.

Section 4-5 ~~Section 4-7.~~ Treasurer. The Treasurer shall ~~have~~exercise general supervision over the receipt, custody and disbursement of ~~the~~ corporate funds ~~and securities and shall keep full and accurate accounts of receipts and disbursements in the corporate books.~~. The Treasurer shall ~~deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board and disburse~~cause the funds of the ~~corporation~~Corporation to be deposited in such banks as may be ~~ordered or~~ authorized by the Board ~~and preserve proper vouchers for~~ , or in such ~~disbursements. The Treasurer shall render to the President and the Board at the regular meetings of the Board, or whenever they require it, an account of all transactions~~ banks as may be designated as ~~Treasurer and of the financial condition of the corporation, and shall render a full financial report at the annual meeting of the shareholders if so requested. The Treasurer shall be furnished, upon request, with such reports and statements as may be required from the corporate officers and agents as to all financial transactions of the corporation.~~ depositaries in the manner provided by resolution of the Board. In general, the Treasurer shall perform all duties ~~as~~that are ~~given by these Bylaws or as~~incident to the office of Treasurer and such other duties as may be prescribed from time to time ~~are assigned~~ by the ~~Board of Directors or the~~ President or the Board.

~~Section 4-8. Assistant~~

Section 4-6 Other Officers. The Board ~~of Directors~~ may elect (or delegate to the Chairman of the Board or to the President the right to appoint and remove) such other officers and agents as may be necessary or desirable for the business of the ~~corporation. Such other officers may include one or more assistant secretaries and treasurers who shall have the power and authority to act in place of the officer to whom they are elected or appointed as an assistant in the event of the officer's inability or unavailability to act.~~Corporation.

~~Section 4-9. Sureties and Bonds. In case the Board of Directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the Board may direct. The bond shall be conditioned upon the officer's or agent's faithful performance of his/her duties to the corporation and include responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his/her hands.~~

~~ARTICLE FIVE~~

ARTICLE FIVE ~~CERTIFICATES FOR~~

SHARES

~~Section 5-1. Certificates. Each owner of stock of the corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the corporation owned by such owner. The certificates representing shares of stock shall be signed in the name of the corporation by the President or a Vice-President and by the Secretary or an Assistant Secretary and sealed with the seal of the corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent or is registered by a registrar (other than the corporation or one of its employees), the signatures of the President, Vice-President, Secretary or Assistant Secretary upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the corporation with the same effect as if such officers were still in office at the date of their issue.~~

~~Section 5-2. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the o wner ’s legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.~~

~~Section 5-3. Transfer of Shares.~~

~~Section 5-3-1. Transfers of shares of stock of the corporation shall be made on the stock records of the corporation only upon authorization by the registered holder thereof, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.~~

Section 5-1            ~~Section 5-3-2. The corporation~~Certificates and Transfers. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe or by uncertificated or electronic shares. The shares of the stock of the Corporation shall be entered in the books of the Corporation as the y a re iss ued and shall ex hibi t the holder’s name and number o f shares. Subject to the provisions of the Articles of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third-party registrar or transfer agent, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form, at which time the Corporation shall issue a new certificate to the person entitled thereto (if the stock is then represented by certificates), cancel the old certificate and record the transaction upon its books. The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation. The Corporation may enter into additional agreements with shareholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the Act.

Each certificated share of stock shall be signed, countersigned and registered by the President and Secretary, or such other manner as the Board may by resolution prescribe. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5-2 Lost or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer of the Corporation may in its or his/her discretion require.

Section 5-3  Transfer of Shares.

Section 5-3-1 Transfer of shares of stock of the Corporation represented by certificates shall be made on the books of the Corporation only upon the surrender of a valid certificate or certificates for not less than such number of shares, duly endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Transfer of uncertificated shares of stock shall be upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner, or from an attorney lawfully constituted in writing. The Corporation may impose such additional conditions to the transfer of shares of its stock as may be necessary or appropriate for compliance with applicable law or to protect the Corporation, a transfer agent or the registrar from liability with respect to such transfer.

Section 5-3-2 The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.

~~ARTICLE SIX~~

ARTICLE SIX

DIVIDENDS ~~AND FINANCES~~

~~Section 6-1. Dividends. Dividends may be declared and paid out of any funds legally available therefor under the laws of Colorado, as may be deemed advisable from time to time by the Board of Directors of the corporation. Before declaring any dividends, the Board may set aside out of net profits or earned or other surplus such sums as the Board may think proper as a reserve fund to meet contingencies or for other purposes deemed proper and in the best interests of the corporation.~~

~~Section 6-2. Moneys. The Board of Directors shall review and approve of all banking relationships established for the corporation. The moneys, securities, and other valuable effects of the corporation shall be deposited in the name of the corporation in such banks or trust companies as the Treasurer or a designee shall determine and shall be drawn out or removed only as may be authorized from time to time by the Treasurer or designee.~~

~~ARTICLE SEVEN~~

~~CORPORATE SEAL~~

~~The seal of the corporation shall be circular in form and bear the name of the corporation and the word “Seal”. The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon an adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.~~

~~ARTICLE EIGHT~~

~~EXECUTION OF INSTRUMENTS~~

~~All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board of Directors may from time to time designate.~~

~~ARTICLE NINE~~

~~ORDER OF BUSINESS~~

~~At all meetings of shareholders or of the Board of Directors, the order of business, as far as practicable, shall be as follows:~~

~~1. Roll call and certifying proxies.~~

~~2. Proof of notice of meeting or waiver of notice.~~

~~3. Reading and approval of unapproved minutes.~~

~~4. Reports of officers and committees.~~

~~5. Election of officers or Directors.~~

~~6. Voting on proposals by the shareholders~~

~~7. Unfinished business.~~

~~8. New business.~~

Except as otherwise provided by law or the Articles of Incorporation, the Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock, which dividends may be paid in either cash, property or shares of stock of the Corporation. A member of the Board shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the Director reasonabl y beli eves a re w it hin such other person’s professi onal or ex pert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

The Board may fix in advance a future date which precedes the date for the payment to shareholders of any dividend, or the date for the distribution or allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of shareholders entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange or capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to receive payment of such dividend, or to receive such distribution or allotment of rights, or to exercise any stock on the books of the Corporation after any such record date fixed as aforesaid

~~9. Adjournment.~~

ARTICLE SEVEN  ~~ARTICLE TEN~~

REFERENCES TOARTICLES OF INCORPORATION

Reference to the Articles of Incorporation in these Bylaws shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE EIGHT

~~ARTICLE ELEVEN~~

INDEMNIFICATION AND ~~RELATED MATTERS~~ADVANCEMENT OF EXPENSES

Section 8-1      ~~Section 11-1.       Power to Indemnify - Third Party Actions.~~ Indemnification and Advancement of Expenses.

Section 8-1-1 The ~~corporation~~Corporation shall ~~have power to~~ indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (~~other than an action by or in the right of the corporation). This power to indemnify shall arise only~~  a “proceeding”) by reason of the fact that ~~the~~ he, she, or a person for whom they are the legal representative, is or was a member of the Board of the Corporation or an officer of the Corporation elected or appointed by resolution of the Board of Directors, or, while a Director~~,~~ or such an officer~~, employee or~~ of the Corporation, is or was serving at the request of the ~~corporation~~Corporation as a Director, officer, employee or agent of another ~~corporation,~~Corporation or of a partnership, joint venture, trust ~~or~~, other enterprise~~. The corporation shall have the power to indemnify~~ or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Individual”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent, or in any other capacity while serving as a Director, officer, employee or agent, against all expenses, liability and loss (including ~~attorneys'~~, without limitation, attorneys’ fees~~),~~, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement ~~actually and~~ ) reasonably incurred or suffered by such Covered Individual in connection with such ~~action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he/she had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or~~ proceeding ~~by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to~~.

Section 8-1-2 The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be ~~in or not opposed to the best interests of the corporation, and, with respect to any criminal action or~~ amended, before the final disposition of a proceeding~~, that he/she had reasonable cause to believe that the conduct was unlawful.~~ pay the expenses (including attorneys’ fees ) incurred by a Covered Individual in defending any proceeding; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding must be made only upon receipt of an undertaking by the Covered Individual to repay all amounts advanced if it should be ultimately determined that the Covered Individual is not entitled to be indemnified under this Section 8-1 or otherwise.

~~Section 11-2. Power to Indemnify - Actions Brought in the Right of the Corporation. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he/she is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The corporation shall have the power to indemnify against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.~~

~~Section 11-3. Right to Indemnification. To the extent that a Director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 11-1 and 11-2, or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.~~

~~Section 11-4. Determination of Entitlement to Indemnification. Any indemnification under Sections 11-1 and 11-2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in Sections 11-1 and 11-2. Such determination shall be made:~~

~~1. by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or~~

~~2. if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or~~

~~3. by the shareholders.~~

~~Section 11-5. Advancement of Expenses. Expenses incurred in defending a civil or● criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 11-4 upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he/she is entitled to be indemnified by the corporation as authorized in this Article.~~

Section 8-1-3 ~~Section 11-6. Savings Clause. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action such per son’s official capacity and as to action in another capacity while holding such office, and~~The rights to indemnification and advancement of expenses under this Section 8-1 are contract rights and such rights shall continue as to a ~~person~~Covered Individual who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of ~~the heirs and legal representatives of such a person.~~his heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8-1, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to a Covered Individual in connection with a proceeding (or part thereof) initiated by such Covered Individual only if such proceeding (or part thereof) was authorized by the Board.

~~Section 11-7. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of his/her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.~~

Section 8-1-4 If a claim for indemnification under this Section 8-1 (following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a claim by the Covered Individual, or if a claim for any advancement of expenses under this Section 8-1 is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Individual shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Individual shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Covered Individual is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 8-1-5      The rights conferred on any Covered Individual by this Section 8-1 shall not be exclusive of any other rights that such Covered Individual may have or hereafter acquire under any statute, any provision of the Articles of Incorporation, these Bylaws, any agreement or vote of shareholders or disinterested Directors or otherwise.

Section 8-1-6 This Section 8-1 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Individual when and as authorized by appropriate corporate action.

ARTICLE NINE

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any of the following shall be a state court within the State of Colorado, or, if no state court located within the State of Colorado has jurisdiction, the federal district court for the District of Colorado: (i) any claim that is based upon a violation of a duty under the laws of Colorado by a current or former Director, officer, or shareholder in such capacity, (ii) any derivative action or proceeding brought on behalf of the Corporation, (iii) any action asserting a claim arising pursuant to any provision of the Act, the Articles of Incorporation or these Bylaws, (iv) any action asserting a claim governed by the internal affairs doctrine that is not included in (i) through (iii).

ARTICLE  ~~TWELVE~~TEN

FISCAL YEAR

The fiscal year of the ~~corporation~~Corporation shall be designated by the Board ~~of Directors~~.

ARTICLE ~~THIRTEEN~~ELEVEN

BYLAW AMENDMENTS

The Bylaws may be amended, repealed or adopted by the majority vote of the entire Board ~~of Directors~~ at any regular or special meeting of the Board.

ARTICLE ~~DATE AMENDED:      _, 2018~~TWELVE

APPROVAL

The undersigned hereby certifies that the foregoing Bylaws constitute a true and complete copy of the Bylaws of Mesa Laboratories, Inc. and the same have been approved, ratified and accepted by the Board as the Bylaws of the Corporation.

Dated: ,
John Sakys, Secretary